UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2019

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code  (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events.

On July 24, 2019, Constellation Brands, Inc. (the “Company”) and certain subsidiary guarantors (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC, for themselves and as representatives of the underwriters named therein (the “Underwriters”), for the sale by the Company of $800.0 million aggregate principal amount of 3.150% Senior Notes due 2029 (the “Notes”) for a public offering price of 99.957% of the principal amount of the notes. The purchase of the Notes by the Underwriters is scheduled to close on July 29, 2019, subject to customary closing conditions. The Company intends to use the net proceeds from this offering to redeem prior to maturity all of its outstanding 3.875% Senior Notes due 2019 in the aggregate principal amount of $400.0 million, plus a make-whole premium of approximately $1.1 million, and for general corporate purposes. Pending any such uses the Company will invest the net proceeds in short-term, interest-bearing instruments.

The Company has filed with the Securities and Exchange Commission a Prospectus dated May 2, 2017 and a Prospectus Supplement for the Notes dated July 24, 2019, each of which forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-217584) (the “Registration Statement”) in connection with the public offering of the Notes. The Company is filing the item listed below as an exhibit to this Current Report on Form 8-K for the purpose of incorporating it as an exhibit to the Registration Statement.

In connection with the offering of the Notes, the legal opinion as to the legality of the Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01 and into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

For the exhibits that are filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

(1.1)	Underwriting Agreement, dated July 24, 2019, among the Company, the guarantors named therein, BofA Securities, Inc., Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC, for themselves and as representatives of the several underwriters named therein (filed herewith).

(5)	OPINION RE LEGALITY

(5.1)	Opinion of McDermott Will & Emery LLP dated July 29, 2019 (filed herewith).

(23)	CONSENTS OF EXPERTS AND COUNSEL

(23.1)	Consent of McDermott Will & Emery LLP (included in the legal opinion filed as Exhibit 5.1 to this Current Report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 2019	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein

Executive Vice President and Chief Financial Officer